UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

STARFIGHTERS SPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43009	92-1012803
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

505 Odyssey Way, Suite 203
 Kennedy Space Center, Florida, United States 32952
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (321) 261-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FJET	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On February 19, 2026, the Board of Starfighters Space, Inc. (the "Company") received by email a resignation letter from Rick Svetkoff pursuant to which Mr. Svetkoff resigned as the Chief Executive Officer, President, Chairman and director of the Company effective February 19, 2026. A copy of the resignation letter from Mr. Svetkoff is attached hereto as Exhibit 17.1. The resignation letter from Mr. Svetkoff indicates that his disagreement with the Board and the Company related to the operations, policies and practices of the Company acting through the Board led to his decision to resign from all officer positions and as a director of the Company.

Also, on February 19, 2026, the Board of the Company received by email a resignation letter from Brenda Svetkoff, the spouse of Mr. Svetkoff, pursuant to which Mrs. Svetkoff resigned as the Secretary of the Company effective February 19, 2026. A copy of the resignation letter from Mrs. Svetkoff is attached hereto as Exhibit 17.2. The resignation letter from Mrs. Svetkoff indicates that her disagreement with the Board and the Company related to the operations, policies and practices of the Company acting through the Board led to her decision to resign from acting as the Secretary of the Company.

The Company respectfully disagrees with the substance of and the assertions and characterizations that are contained in the resignation letters of Mr. Svetkoff and Mrs. Svetkoff.

The Company has provided Mr. Svetkoff with a copy of the disclosures in this Form 8-K and the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and if not, stating the respects in which he does not agree. Upon the receipt of any such letter from Mr. Svetkoff, the Company will file any such letter as an exhibit to an amendment to this Form 8-K, no later than two business days after it is received.

(b) On February 22, 2026, following the resignation of Mr. Svetkoff as the Chief Executive Officer, President and Chairman, the Board of the Company at a meeting appointed Tim Franta, a current director and the VP Development, as the Chief Executive Officer of the Company.

As a result, the Company's current directors and officers are as follows:

Name and Position
Tim Franta - Chief Executive Officer, VP Development and Director
David Whitney - Chief Financial Officer
Sean Bromley - Director
Brian Goldmeier - Director
Geoffrey P. Hickman - Director

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
17.1	Resignation letter from Rick Svetkoff dated February 19, 2026

17.2	Resignation letter from Brenda Svetkoff dated February 19, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARFIGHTERS SPACE, INC.

DATE: February 25, 2026	By:	/s/ David Whitney
David Whitney
Chief Financial Officer